UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 13, 2017

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2017, James A. Ajello, 63, currently HEI Executive Vice President and Chief Financial Officer (CFO) announced that he will retire effective April 2, 2017. Upon his retirement Mr. Ajello will join the board of directors of HEI subsidiary American Savings Bank, F.S.B. Mr. Ajello served as HEI’s CFO since January 2009.
Upon Mr. Ajello’s retirement, Gregory C. Hazelton, 52, currently HEI Senior Vice President, Finance, will succeed Mr. Ajello as HEI’s Executive Vice President and CFO. Mr. Hazelton joined HEI in his current capacity in October 2016. He previously served as HEI Vice President, Finance, Treasurer and Controller from August 2013 to June 2015. From February to September 2016, Mr. Hazelton was Senior Vice President, Chief Financial Officer and Treasurer of Northwest Natural Gas Company (NW Natural), a publicly traded natural gas utility headquartered in Portland, Oregon. He served as NW Natural Senior Vice President and CFO from June 2015 to February 2016. Prior to joining HEI in 2013, Mr. Hazelton was a Managing Director in the Global Power & Utilities Group of UBS Investment Bank from March 2011 to May 2013.
There are no arrangements or understandings between Mr. Hazelton and any other person pursuant to which he was selected as an officer, no family relationships between Mr. Hazelton and any other executive officer or director, and no related person transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Hazelton and HEI.
As part of his compensation package for his new role as HEI Executive Vice President and CFO, Mr. Hazelton will be paid an initial annual base salary of $500,000 and will be eligible for merit increases in future years. As a current executive officer of HEI, Mr. Hazelton participates in HEI’s annual Executive Incentive Compensation Plan (EICP), Long-Term Incentive Plan (LTIP) and annual equity compensation program through the 2010 Equity and Incentive Plan, as amended and restated February 14, 2014 (EIP). Under the EIP, executives are eligible for annual grants of restricted stock units (RSUs), which vest in equal annual installments over a four-year period unless otherwise provided in the applicable grant agreement. The EICP, LTIP and EIP are each described in HEI’s Proxy Statement dated March 22, 2016. Mr. Hazelton will continue to participate in these plans in his new role. In addition, upon his becoming Executive Vice President and CFO, HEI will enter into a change-in-control agreement with Mr. Hazelton. The agreement is substantially identical to the change-in-control agreements HEI has entered with certain of its executive officers, which are also described in HEI’s Proxy Statement dated March 22, 2016. Mr. Hazelton’s change-in-control agreement will provide that a two times multiple be used in determining his benefits thereunder. Mr. Hazelton will be eligible to receive other benefits generally provided to HEI executive officers, which are also described in HEI’s Proxy Statement dated March 22, 2016.
A copy of the press release announcing the HEI management change is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99
News release, dated February 14, 2017, “Hawaiian Electric Industries Announces the Retirement of Executive Vice President and Chief Financial Officer, James A. Ajello; Gregory C. Hazelton to Succeed Ajello upon his Retirement”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)
/s/ Kurt K. Murao
Kurt K. Murao
Vice President - Legal & Administration and
Corporate Secretary

Date: February 14, 2017

EXHIBIT INDEX

Exhibit No.        Description

Exhibit 99
News release, dated February 14, 2017, “Hawaiian Electric Industries Announces the Retirement of Executive Vice President and Chief Financial Officer, James A. Ajello; Gregory C. Hazelton to Succeed Ajello upon his Retirement”

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